Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Appoints VP Corporate Development

Denver, Colorado, July 9, 2012 - Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced the appointment of Seth L. Foreman as Vista’s Vice President Corporate Development.  Mr. Foreman will report to Vista’s Chief Financial Officer, Jack Engele, and will focus on corporate strategic planning, evaluation of new business opportunities, and the Company’s efforts to secure project financing for the Mt. Todd gold project in Australia.  Given Mr. Foreman’s strong background in investor relations for both junior and major mining companies, he will also play an important role in Vista’s efforts to identify and attract new investors and analysts.  Prior to his appointment, Mr. Foreman served as Director of Investor Relations and Business Development for General Moly Inc.  Previously, Mr. Foreman worked for Newmont Mining Corporation where he held the positions of Manager of Investor Relations and Manager of Strategic Communications and Public Affairs.  Mr. Foreman holds an MBA in Finance from the University of Denver and a Bachelor of Arts in Economics from Bucknell University.

Vista’s President and Chief Executive Officer, Fred Earnest, commented, “We are very pleased to have Seth join our team as VP Corporate Development.  As we continue to advance the development of the Mt. Todd gold project, we believe Seth will be an excellent complement to our existing technical team and will help us achieve our goal to deliver this world class gold project to production, and also help to grow the Company through new business opportunities and enhanced market visibility.”

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as achieving production at the Mt. Todd gold project, the growth of the Company and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of anticipated drilling activities at the Mt. Todd gold project, risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Amendment No. 1 to its Annual Report on Form 10-K as filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.